                SECOND AMENDMENT TO REPLACEMENT CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO REPLACEMENT CREDIT AGREEMENT (this "Amendment") is entered into as of May 23, 2002, by and between Energy West, Incorporated, formerly known as Great Falls Gas Company, Energy West Resources, Inc., Energy West
Development Inc., Energy West Propane, Inc., all of P.O. Box 2229, No. 1 River
Park Tower, Great Falls, MT 59403-2229 (jointly and severally, the "Borrower"), and
Wells Fargo Bank Montana, National Association, successor in interest to
Norwest Bank Great Falls, National Association, a national banking association with offices located at 21 Third Street North, P.O. Box 5011, Great Falls,
Montana 59403-8200 (the "Bank").

                                    RECITALS

     WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Replacement Credit Agreement between Borrower and
Bank dated as of February 8, 2001, as amended from time to time ("Credit
Agreement").

     WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit
Agreement to reflect said changes.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit
Agreement shall be amended as follows:

     1.   Section 1.3 is hereby deleted in its entirety, and the following is hereby substituted therefor:

          "1.3    "Base Rate" shall mean the "base" or "prime" rate of interest as announced by Wells Fargo Bank, National Association, as in effect from time to time, subject to change as often as
                  monthly with each such change to take effect as of the first day of the immediately succeeding month."

     2.   Section 1.13 is hereby deleted in its entirety, and the following is hereby substituted therefor:

          "1.13. "Maturity Date" shall mean May 1, 2003."

     3.   Section 1.13 is hereby amended by deleting "May 1, 2002" as the last day on which Bank will make advances under the Credit, and by substituting for said date "May 1, 2003," with such change to be effective upon the execution and delivery to Bank of a promissory note or change in terms agreement substantially in the form of Exhibit A attached hereto (which promissory note and/or change in terms agreement shall be deemed the Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

     4.   Section 2.1 is hereby amended by (i) deleting "Nine Million Dollars
("$9,000,000.00)" as the maximum principal amount available under the Credit for any purpose other than for advances resulting from the payment of any Letters of
Credit, and by substituting for said amount "Ten Million Dollars
($10,000,000.00).

     5.   Section 2.1.1 is hereby amended by (i) deleting "May l, 2002," as the last day on which Bank will issue Letters of Credit under the subfeature under the Credit, and by substituting for said date "May 1, 2003," and (ii) by deleting "Six Million Dollars ("$6,000,000.00)" as the maximum amount available for Letters of Credit under the subfeature under the Credit, and by substituting for said amount "Five Million Dollars ($5,000,000.00).

     6. Section 2.5 is hereby deleted in its entirety, and the following is hereby substituted therefor:

          "2.5   Borrower may prepay principal on any portion of the Note which bears interest determined in relation to the Base Rate at
                 anytime, in any amount and without penalty. Borrower may prepay principal on any portion of the Note which bears interest
                 determined in relation to LIBOR solely in accordance with the terms of the Note."

     7. Section 2.8 is hereby deleted in its entirety, and the following is hereby substituted therefor:

          "2.8.  In addition, the Bank may, in its sole discretion, upon request by Borrower make loans to Borrower's customers for the purpose of funding purchases of energy conservation devices (each, a
                 "Customer Loan"), provided, however, that no such Customer Loan shall be in an amount in excess of $2,000.00 per household or per unit of an apartment building, shall not exceed a term of four (4) years, and shall require a minimum payment of $25.00 per month, and the aggregate outstanding balances of all
                 Customer Loans shall not at any time exceed $2,100,000.00.
                 Applications for Customer Loans shall be subjected to the
                 Bank's customary credit review policies. Bank may, in its sole discretion, make certain Borrower-guaranteed zero-interest loans or CLIP loans to customers of Borrower whose requests for
                 Customer Loans have been previously rejected by the Bank (the
                 "Guaranteed Loans"), which Guaranteed Loans shall not exceed an aggregate amount of $100,000.00 at an time outstanding."

     8. Section 6.3 is hereby deleted in its entirety, and the following provision is hereby substituted therefor:

          "6.3   Create, incur, assume or suffer to exist, contingently or
                 otherwise, unsecured indebtedness for Borrowed Money except:
                 (i) indebtedness other than in the ordinary course of business for conducting Borrower's present business operation, (ii)
                 indebtedness arising from the issuance of Bonds, (iii)
                 indebtedness incurred in connection with the Energy West
                 purchase of Wyo-LP, Broken Bow Gas Company and Petrogas, (iv)

                 indebtedness to Bank, and (v) unsecured short-term indebtedness and commitments in a maximum aggregate principal amount not to exceed $30,000,000.00, inclusive of all Borrower's credit
                 accommodations from Bank subject to this Agreement."

     9. Section 8.4.1 is hereby deleted in its entirety, and the following is hereby substituted therefor:

          "8.4.1.     If to the Borrower: Energy West, Incorporated

(on behalf of all)    P. O. Box 2229
                      No. 1 River Park Towers
                      Great Falls, MT 59403-2229

                      Attention:  Edward J. Bernica, President and
                      COO, or JoAnn S. Hogan, Assistant Vice
                      President & Treasurer

     10. Except as specifically provided herein, all terms and conditions of the
Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

     11. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of
Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

Energy West, Incorporated
Energy West Resources, Inc.                Wells Fargo Bank Montana,
Energy West Development, Inc.              National Association
Energy West Propane, Inc.

By:  /s/ Edward J. Bernica                 By:  /s/ John A. Koslosky
    ---------------------------------          ---------------------------------
    Edward J. Bernica, President               John A. Koslosky, Vice President
    of all the foregoing corporations

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